Exhibit 10.82

June 17, 2014

StepStone Group LP
4350 LaJolla Village Drive, Suite 800
San Diego, CA 92122
Attention: Jose Fernandez

Johnny Randel

Ladies and Gentlemen:

Reference is made to the Letter Agreement, dated August 13, 2009 (the “StepStone Consulting Agreement”), among ServiceMaster Global Holdings, Inc. (the “Company”), The ServiceMaster Company, LLC (formerly known as The Service Master Company) (“SvM”) and Citigroup Alternative Investments LLC (“Citigroup”), as assigned by Citigroup to StepStone Group LP (formerly known as StepStone Group LLC) (“StepStone”)  pursuant to the Assignment, Assumption and Novation Agreement, dated as of September 30, 2010, by and among the Company, SvM, Citigroup and StepStone. The StepStone Consulting Agreement sets forth, among other things, the fees to be paid to StepStone by the Company and its subsidiaries for Consulting Services to be performed by StepStone thereunder.  Capitalized terms used but not defined herein shall have the meanings ascribed to them in the StepStone Consulting Agreement.

Upon the terms and conditions of this letter agreement, the parties hereby acknowledge and consent to the termination of the StepStone Consulting Agreement pursuant to paragraph 8 thereof upon the termination of the Amended and Restated Consulting Agreement, dated as of November 23, 2009, by and among the Company, SvM and Clayton, Dubilier & Rice, LLC (the “CD&R Consulting Agreement”), which is being terminated in connection with the Company’s initial public offering of shares of its common stock pursuant to the Company’s Registration Statement on Form S-1 (Registration No. 333-194772) (the “IPO”).  In connection with and as consideration for the termination of the StepStone Consulting Agreement, the Company agrees to pay a fee of $1 million to StepStone (the “StepStone Termination Fee”) on the closing date of the Company’s IPO.  Upon the termination of the CD&R Consulting Agreement, the StepStone Consulting Agreement will terminate, provided that, paragraph 1 thereof shall survive solely as to any portion of any Consulting Fee not paid or reimbursed prior to such termination.  The termination of the StepStone Consulting Agreement shall not affect the Indemnification Agreement which shall survive such termination.

This letter agreement may be executed in any number of counterparts, with each executed counterpart constituting an original, but all together one and the same instrument. This letter agreement sets forth the entire understanding and agreement among the parties with respect to the transactions contemplated herein and supersedes and replaces any prior understanding, agreement or statement of intent, in each case written or oral, of any kind and every nature with respect hereto. This letter agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to agreements made and to be performed within that state, without regard to principles of conflict of laws to the extent that such principles would require or permit the application of the laws of another jurisdiction.

If the foregoing is in accordance with your understanding and agreement, please sign and return this letter agreement, whereupon this letter agreement shall constitute a binding agreement with respect to the matters set forth herein.

Sincerely,

SERVICEMASTER GLOBAL HOLDINGS, INC.

			By:	/s/ James T. Lucke
				Name:	James T. Lucke
				Title:	Senior Vice President, General Counsel and Secretary

THE SERVICEMASTER COMPANY, LLC

			By:	/s/ James T. Lucke
				Name:	James T. Lucke
				Title:	Senior Vice President, General Counsel and Secretary

Acknowledged and agreed as of the
date first above written:

STEPSTONE GROUP LP

By:	StepStone Group Holdings LLC, its general partner

By:	/s/ Jason Ment
	Name:	Jason Ment
	Title:	Partner and General Counsel